                                                                    Exhibit 10.1








                                      LEASE

                                     BETWEEN

                                 EMC CORPORATION

                                    Landlord


                                       AND


                               GENZYME CORPORATION

                                     Tenant

                                       of

                               3400 COMPUTER DRIVE
                           WESTBOROUGH, MASSACHUSETTS

                                      INDEX

                                                                                                 PAGE NO.
                                                                                                 -------

1.       REFERENCE DATA                                                                              4

2.       DESCRIPTION OF DEMISED PREMISES; TERM OF LEASE                                              6

              2.1      Habendum                                                                      6
              2.2      Option to Extend                                                              7
              2.3      Appurtenant Rights                                                            7
              2.4      Reservations                                                                  7

3.       EARLY ENTRY BY TENANT                                                                       7

              3.1      Entry by Tenant; Construction                                                 7

4.       USE OF PREMISES                                                                             7

              4.1      Permitted Use                                                                 7
              4.2      Prohibited Uses                                                               8
              4.3      Licenses and Permits                                                          8

5.       RENT                                                                                        8

              5.1      Yearly Fixed Rent                                                             8
              5.2      Additional Rent                                                               9
              5.3      Late Payment of Rent                                                         16
              5.4      Payment to Mortgagee                                                         16

6.       UTILITIES AND LANDLORD'S SERVICES                                                          16

              6.1      Utilities                                                                    16
              6.2      Electricity                                                                  17
              6.3      Water Charges                                                                17
              6.4      Heat and Air Conditioning                                                    17
              6.5      Repairs and Other Services                                                   17
              6.6      Interruption or Curtailment of Services                                      18

7.       CHANGES OR ALTERATIONS BY LANDLORD                                                         18

8.       FIXTURES, EQUIPMENT AND IMPROVEMENTS -REMOVAL BY TENANT                                    19

9.       ALTERATIONS AND IMPROVEMENTS BY TENANT                                                     19

10.      TENANT'S CONTRACTORS - MECHANICS' AND OTHER LIENS -                                        20
         COMPLIANCE WITH LAWS

11.      REPAIRS AND SECURITY BY TENANT                                                             21


                                       1




12.      ASSIGNMENT, MORTGAGING, SUBLETTNG, ETC.                                                    21

              12.1      Restrictions                                                                21
              12.2      Requests to Assign or Sublet                                                23
              12.3      Profits                                                                     23
              12.4      Recapture                                                                   24
              12.5      Subleases                                                                   26
              12.6      Further Documentation                                                       26
              12.7      General                                                                     26

13.      MISCELLANEOUS COVENANTS                                                                    27

              13.1      Rules and Regulations                                                       27
              13.2      Access to Premises - Shoring                                                27
              13.3      Accidents to Sanitary and other Systems                                     28
              13.4      Signs                                                                       28
              13.5      Estoppel Certificate                                                        28
              13.6      Prohibited Items                                                            29
              13.7      Requirements of Law Fines and Penalties                                     29
              13.8      Tenant's Acts - Effect on Insurance                                         29
              13.9      Hazardous Materials                                                         30
              13.10     Miscellaneous                                                               31
              13.11     Indemnity                                                                   31

14.      DAMAGE BY FIRE, ETC.                                                                       31

15.      CONDEMNATION - EMINENT DOMAIN                                                              32

16.      DEFAULT                                                                                    33

              16.1      Conditions of Limitation - Re-entry - Termination                           33
              16.2      Damages - Assignment for Benefit of Creditors                               34
              16.3      Damages - Termination                                                       35
              16.4      Fees and Expenses                                                           36
              16.5      Landlord's Remedies Not Exclusive                                           36
              16.6      Grace Period                                                                36

17.      END OF TERM - ABANDONED PROPERTY                                                           36

18.      RIGHTS OF MORTGAGEES                                                                       37

              18.1      Subordination                                                               37
              18.2      Successor Landlord                                                          37
              18.3      Rights to Cure                                                              38
              18.4      Requests                                                                    38

19.      QUIET ENJOYMENT                                                                            38


                                       2




20.      ENTIRE AGREEMENT - WAIVER - SURRENDER                                                      39

         20.1           Entire Agreement                                                            39
         20.2           Waiver by Landlord                                                          39
         20.3           Surrender                                                                   39

21.      INABILITY TO PERFORM - EXCULPATORY CLAUSE                                                  39

22.      BILLS AND NOTICES                                                                          40

23.      PARTIES BOUND - SEISIN OF TITLE                                                            41

24.      MISCELLANEOUS                                                                              41

         24.1           Separability; Survival                                                      41
         24.2           Captions                                                                    41
         24.3           Broker                                                                      41
         24.4           Governing Law                                                               42
         24.5           Assignment of Rents                                                         42
         24.6           Parking                                                                     42
         24.7           Notice of Lease                                                             42
         24.8           Holdover                                                                    42
         24.9           Right of First Offer to Purchase                                            42
         24.10          Furniture                                                                   45
         24.11          Net Lease                                                                   45
         24.12          Landlord's Fees                                                             45
         24.13          Cooperation                                                                 46
         24.14          Time of Essence                                                             46
         24.15          Joint and Severable Liability                                               46
         24.16          Corporate Authority                                                         46
         24.17          Submission Not an Offer                                                     46




LIST OF EXHIBITS

EXHIBIT A         Floor Plan                                                                         A-1
EXHIBIT B         Description of Land                                                                B-1
EXHIBIT C         Building Standard Specifications for Electrical Capacity                           C-1
EXHIBIT D         Rules and Regulations                                                              D-1
EXHIBIT E         Furniture and Cubicles Inventory                                                   E-1

                               AGREEMENT OF LEASE

         AGREEMENT OF LEASE made as of the 9th day of May, 2002 (the "Lease'), by and between EMC Corporation, a Massachusetts corporation (hereinafter referred to as "Landlord") and Genzyme Corporation, a Massachusetts corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the entire building and premises known as 3400 Computer Drive in Westborough, Massachusetts as shown on the plan attached hereto as EXHIBIT A and made a part hereof (hereinafter referred to as the "Demised Premises"), subject to the terms and conditions of this Lease.

1.       REFERENCE DATA

         Each reference in this Lease to any of the terms and titles contained in this Article shall be deemed and construed to incorporate the data stated following that term or title in this Article.

(1)      Additional Rent:           Sums or other charges payable by Tenant to Landlord
                                    pursuant to this Lease, in order for the Yearly Fixed Rent to be absolutely net to Landlord.

(2)      Broker:                    Trammell Crow Company

(3)      Building:                  The building located on the Land.  The Land and the
                                    location of the Building thereon are as shown on the Site Plan, dated December 15, 2000, as prepared by Beals and Thomas, Inc.
                                    (the "Site Plan"), a copy of which has been delivered to Tenant.

(4)      Commencement Date:          August 1, 2002.

(5)      Execution Date:             May 9, 2002

(6)      Expiration Date:            July 31, 2012

(7)      Land:                       The parcel of land described on Exhibit B attached hereto
                                     and made a part hereof

(8)      Landlord's Address:         228 South Street, Hopkinton, MA 01748-9103

(9)      Mortgage:                   A mortgage, deed of trust, trust indenture, or other
                                     security instrument creating an interest in
                                     or affecting title to the Property or any part thereof,
                                     including any leasehold mortgage, and any and all
                                     renewals, modifications, consolidations or extensions
                                     of any such instrument.


                                       4




(10)     Mortgagee:                  The holder of any Mortgage on the Property.

(11)     Parking Spaces:             Surface parking is provided in the amount of 345 spaces.

(12)     Permitted Uses:             Research and development, clinical laboratories, sample processing, general office use and other uses incidental thereto, all in compliance with applicable zoning requirements, and for any other uses permitted pursuant to applicable Westborough zoning laws.  Use of the Property for a "call center" is expressly prohibited.

(13)     Property:                   The Land and Building, including without limitation all improvements on the Land, parking areas, drives, walks, landscaped areas and other areas.

(14)     Public Liability Insurance
         Limits:                     Bodily Injury $2,000,000
                                     Property Damage $1,000,000

(15)     Rent:                       Yearly Fixed Rent and Additional Rent

(16)     Rent Abatement Period:      Tenant shall pay no Yearly Fixed Rent for the first two (2) years of the lease term (August 1, 2002 through July 31, 2004) for
                                     21,500 rentable square feet of space.

(17)     Rentable Area of the
         Demised Premises:           The Landlord and Tenant agree that the rentable
                                     area of the Demised Premises consists of 85,808 square feet.

(18)     Security Amount:           None

(19)     Tenant's Address:          One Kendall Square
                                    Building 1400
                                    Cambridge, MA 02139-1562
                                    Attention: Evan M. Lebson, Vice President and Treasurer

(20)     Term of This Lease:        The period from the Commencement Date through and
                                    including the Expiration Date, with two five (5) year options to extend the Term.


                                       5

(21)     Yearly Fixed Rent:         As set forth in Section 5.1

2.       DEMISED PREMISES; TERM OF THIS LEASE

         2.1 HABENDUM. TO HAVE AND TO HOLD the Demised Premises for the Term of this Lease commencing on the Commencement Date and ending on the Expiration Date, or on such earlier date upon which the Term of this Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law. Promptly following the Commencement Date, the parties shall each execute and deliver to the other an agreement in recordable form and content mutually satisfactory to Landlord and Tenant (the "Commencement Date Agreement") which shall state, among other things, the Commencement Date and Expiration Date of the term hereof. The delay or failure of the parties to enter into the Commencement Date Agreement shall not affect the dates herein described as the Commencement Date or Expiration Date.

         2.2 OPTION TO EXTEND. Provided that (i) Tenant is not in default of the Lease beyond the applicable cure period of its covenants and obligations under this Lease and (ii) Tenant (and/or its Related Entities, as defined in Section
12.1 (c) herein) is then in possession of at least 68,646 square feet of the Demised Premises, Tenant may extend the Term of this Lease for two additional five year periods (each such period being hereinafter referred to as the "Extension Period") by giving written notice to Landlord of its election to extend no earlier than fourteen and no later than twelve (12) months prior to the end of the original term or the first extension period, as the case may be. Upon Tenant's written request, Landlord agrees to provide Landlord's estimate of the applicable Yearly Fixed Rent for an Extension Period, in order to enable Landlord and Tenant to come to written agreement on the Yearly Fixed Rent prior to Tenant's exercise of its extension option, provided however that Landlord shall not be required to provide such estimate earlier than fourteen (14) months prior to commencement of the applicable Extension Term. Any such extension shall be upon the same terms, covenants and conditions contained herein, with the exception of this Section 2.2 and the Yearly Fixed Rent payable by Tenant with respect to any Extension Period shall be equal to ninety-five percent (95%) the prevailing fair market rental value of the Demised Premises as with respect to the first extension option and with respect to the second extension option as the same may be mutually agreed by Landlord and Tenant. In determining the fair market rent for the Demised Premises as of the date of the commencement of an Extension Period, the parties shall take the then condition of the Demised Premises into account, but shall not consider the Laboratory Space built out by Tenant at its expense, but rather shall treat the Laboratory Space as if Tenant has restored the Laboratory Space to an open-floor research and development/office space. The Original Term and any Extension Period validly exercised are herein referred to as the Term.

         2.3 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the Demised Premises, the exclusive right to use (subject to Landlord's rights under Section 12.4 herein), and permit its invitees to use, subject to reasonable rules provided to Tenant by Landlord from time to time pursuant to Section 13.1, without limitation, those common roadways and walkways on or appurtenant to the Property and necessary for access to the Demised Premises, the parking areas, lobbies, hallways, stairways and elevators, and those other common areas of the Property serving the Demised Premises.

         2.4 RESERVATIONS. Landlord reserves access to the Demised Premises, as more particularly set forth in Article 7 and as elsewhere provided for under this Lease.

3.       EARLY ENTRY BY TENANT

         3.1 ENTRY BY TENANT; CONSTRUCTION. Tenant and its agents, contractors and architects shall be permitted by Landlord to enter the Demised Premises from and after the Execution Date to undertake such work as is to be performed by Tenant pursuant to this Lease in order to prepare the Demised Premises for Tenant's occupancy, such entry shall be subject to all of the provisions of this Lease, except only that rental payments shall not be due to Landlord for such period prior to the Commencement Date.

4.       USE OF PREMISES

         4.1 PERMITTED USE. During the Term of this Lease, Tenant shall occupy and use the Demised Premises for the Permitted Uses set forth in Article 1 and for no other purpose. Tenant shall have access to the Demised Premises and be permitted to use the Demised Premises for the

Permitted Uses, twenty-four (24) hours a day, seven (7) days per week. Service and utility areas (whether or not a part of the Demised Premises) shall be used only for the particular purpose for which they are designated. Tenant agrees to accept possession of the Demised Premises in their "as is" condition, and Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy. Notwithstanding the foregoing, Landlord agrees to deliver the Demised Premise in broom clean condition and the Demised Premise shall include all existing wiring, cabling, improvements, and equipment in place as of June 1, 2002. Tenant acknowledges and agrees that Landlord shall not be responsible for providing any telecommunication, data or other similar services to Tenant, nor shall Landlord be required to provide such access through any existing wires, cabling, or improvements that service the Demised Premises from Landlord's facility located at 4400 Computer Drive, Westborough, Massachusetts.

         4.2 PROHIBITED USES. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in, the Demised Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, or
(ii) for any unlawful purposes or in any unlawful manner. Without limiting the generality of the foregoing, no intoxicating liquors or alcoholic beverages shall be sold on or about the Demised Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Demised Premises; and no loitering shall be permitted in or about the Demised Premises. The Demised Premises shall be maintained in a sanitary condition, and all kept free of rodents and vermin.

         4.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Landlord agrees that it shall, at Tenant's sole expense, reasonably cooperate with any efforts by Tenant to obtain any permits which tenant may reasonably seek to obtain; such reasonable cooperation shall be consistent with Landlord's obligation under Section 24.13 herein, and shall include the co-signing of required applications and providing any information required to be provided by the title holder in connection with hearings before any appropriate planning board, zoning board of appeals, or other permit granting authority. Landlord agrees that it shall not, without Tenant's approval, which is not to be unreasonably withheld or delayed, initiate or consent to any proposed changes of zoning laws that would adversely affect the Demised Premises during the Term.

5.       RENT

         5.1 YEARLY FIXED RENT. Tenant shall pay to Landlord, without any set-off or deduction, except as otherwise provided herein, at Landlord's office, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Yearly Fixed Rent as set forth below. All Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first business day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Commencement Date or the last day of the Term of this Lease may fall. The Yearly Fixed Rent and Monthly Installments during the Term of this Lease are as follows:

LEASE YEARS                RENT/SQ. FT.     ANNUAL RENT                MONTHLY RENT
-----------                ------------     -----------                ------------
Lease Years 1-2               $ 9.75       $  627,003.00                $ 52,250.25
Lease Year 3                  $ 9.75       $  836,628.00                $ 69,719.00
Lease Year 4-5                $12.35       $1,059,728.80                $ 88,310.73
Lease Year 6-7                $14.35       $1,231,344.80                $102,612.06
Lease Year 8-10               $15.60       $1,338,604.80                $111,550.40

         5.2 ADDITIONAL RENT. This Lease is a NET LEASE, and Landlord shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Demised Premises except to the extent hereinafter provided, nor shall the rent payable hereunder be subject to any reduction or offset whatsoever on account of any such charge or otherwise except as hereinafter provided. In order that the Yearly Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, all taxes, betterment assessments, insurance costs, utility charges, base building operating costs and other costs and expenses of any kind and nature whatsoever, with respect to the Demised Premises as provided in this Section 5.2 as follows:

                  5.2.1 REAL ESTATE TAXES. Tenant shall pay, directly to the authority charged with collection thereof: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Demised Premises, (B) any Yearly Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Demised Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Yearly Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Demises Premises; and (iv) all charges for utilities furnished to the Demised Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). If any tax or assessment levied against the Demised Premises may legally be paid in installments, Tenant may elect to pay such tax or assessment in installments. For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not less than five days prior to the last date on which the same may be paid without interest or penalty provided Landlord delivers copies of all tax bill it receives to Tenant as soon as reasonably possible; provided that for any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 10 days after receipt of invoice therefore, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. Tenant shall promptly after payment thereof furnish Landlord proof of payment of all items in this Section 5.2.1 which are payable by Tenant.

         If Tenant shall deem itself aggrieved by any such tax or assessment, and shall elect to contest the payment thereof, Tenant may make such payment under protest or, if postponement of such payment will not jeopardize Landlord's title to the Demised Premises nor prejudice Landlord's rights with respect to abatement proceedings, Tenant may postpone the same provided that it shall secure such payment and the interest and penalties thereon and the costs of the contest of the tax or assessment, or of the proceedings or the suit in which such contest may be had, by causing to be delivered to Landlord cash or other security satisfactory to Landlord or a bond of indemnity of a good and solvent surety company, in form and amount reasonably satisfactory to Landlord.

          If the Landlord elects not to seek a tax abatement or refund in a particular fiscal year, Tenant may elect to do so. Landlord agrees that it shall, at Tenant's expense, reasonably cooperate with any application by Tenant for a tax abatement or refund; such cooperation shall include the co-signing of all applications, providing Tenant with historic operating costs and tax data for the Demised Premise, and providing such other information as may be necessary and available from Landlord as the owner of the Property. Either party paying any tax or assessment shall be entitled to recover, receive and retain for its own benefit all abatements and refunds related thereto, unless it has previously been reimbursed by the other party. Any abatement or refund related to a tax or assessment the payment of which was apportioned between the parties shall be first applied to the costs of securing such abatement or refund, and the balance shall be apportioned in like manner. Neither party shall discontinue any abatement proceedings begun by it without first giving the other party notice of its intent so to do and reasonable opportunity to be substituted in such proceedings. Notwithstanding any other provision of this Lease to the contrary, neither party paying any tax or assessment shall make such payment in such an amount, in such a manner, or at such a time as would prejudice any abatement proceeding unless failure to make such payment would jeopardize either party's interest in the Demised Premises in which case payment shall be made so that such interest is not so jeopardized.

          Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease (other than any tax referred to in clause (ii) above) unless (a) such tax is imposed, levied or assessed in substitution for any other tax or assessment which Tenant is required to pay pursuant to this Section 5.2.1, or (b) if at any time during the Term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Demised Premises and/or any tax or assessment measured by or based, in whole or in part, upon such rents or measured in whole or in part by income from the Demised Premises (if in computing such rents or income there is not allowable as a deduction for the taxable year substantially all of the depreciation or interest deductions allowed for federal income tax purposes for the taxable year), or upon the value of the Demised Premises or any present or future improvement or improvements on the Demised Premises, in which case all such taxes and assessments or the part thereof so measured or based ("Substitute Taxes"), shall be payable by Tenant, provided however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Demised Premises were the only property of Landlord, Landlord shall promptly furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Demised Premises.

                   5.2.2 TAX FUND PAYMENTS. At Landlord's election, Tenant shall pay, as Additional Rent, on the first day of each month of the Term, tax fund payments to Landlord. "Tax fund payments" refers to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all taxes and assessments referred to in Section 5.2.1 when they become due and payable. If the aggregate of said tax fund payments is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of all said taxes and assessments, such payment to be made on or before the later of (a) 10 days after receipt by Tenant of notice from Landlord of such amount, or (b) the 30th day prior to the last day on which such taxes and assessments may be paid without interest or penalty. If Tenant shall have made the aforesaid tax fund payments, Landlord shall pay to the proper authority charged with the collection thereof all taxes and assessments referred to in Section 5.2.1, up to the amount of such tax fund payments, and furnish Tenant, upon request, reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be accounted for to Tenant annually within thirty (30) days after the end of the applicable tax year, and any remaining balance shall be applied to the next succeeding tax fund payments otherwise payable by Tenant. Upon expiration or earlier termination of the Term of this Lease, any unapplied balance of tax fund payments held by Landlord shall be returned to Tenant. In the event of any default under the terms of this Lease, any part or all of said reserve fund may, at the election of Landlord, be applied to any of Tenant's obligations under this Lease.

                   5.2.3 INSURANCE. Tenant shall take out and maintain throughout the Term the following insurance protecting Landlord as a named insured and with such additional insureds as Landlord from time to time may reasonably designate by notice to Tenant:

                           5.2.3.1    All-risk insurance covering all buildings
and improvements now existing or hereafter erected upon the Demised Premises, and all equipment, fixtures motors, machinery, furnishings arid furniture installed in or used in connection with the Demised Premises, with such additional endorsements as may be necessary to include coverage for vandalism and malicious conduct, floods, water damage, earthquake and debris removal and demolition, with a co-insurance provision of 80% or an agreed amount clause, in an amount at least equal to the replacement cost of all such buildings, improvements, equipment, fixtures, motors, machinery, furnishings and furniture (but not less than the agreed amount if coverage is pursuant to an agreed amount clause) as such replacement cost may from time to time be determined by agreement or by appraisal made at Tenant's expense by an accredited insurance appraiser approved by Landlord which may be required by either party whenever three years have elapsed since the last such agreement or appraisal, or when alterations or additions increasing cost have been made.

                           5.2.3.2    Rental value or similar insurance against
abatement or loss of rent in an amount equal to at least all the Yearly Fixed Rent and Additional Rent payable for one year under this Article 5.

                           5.2.3.3    Comprehensive general liability insurance
indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on or about the Demised Premises or on the sidewalk or ways adjoining the Premises, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Article 1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Demised Premises are located on property similar to the Demised Premises and used for similar purposes, and such insurance shall include workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Demised Premises.

                           5.2.3.4    Insurance against loss or damage from
sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form" and in such amounts as Landlord may reasonably require. Also, insurance against such other hazards as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Demised Premises, provided that such insurance is customarily carried in the area in which the Demised Premises are located on property similar to the Demised Premises and used for similar purposes.

                           5.2.3.5    At all times during the Term or period of
Early Entry by Tenant during the course of any construction or renovation of any improvements or alterations on the Demised Premises, completed value from, "all physical loss", builder's risk insurance on all work being performed on the Demised Premises, in such amounts as Landlord may reasonably require to afford one hundred percent (100%) coverage against loss, and owner's contingent or protective liability insurance, covering claims not covered by or under the terms of the above-mentioned comprehensive general liability insurance, with combined single limit coverage at least equal to the limits set forth in Article 1, or such higher limits as Landlord may reasonably require, and workman's compensation insurance covering all persons working on the job site or in connection with such construction.

                           5.2.3.6    Policies for insurance required under the
provisions of Sections 5.2.3.1, 5.2.3.2, 5.2.3.4 and 5.2.3.5 (except as to liability and workman's compensation insurance under Section 5.2.3.5) shall, in case of loss, be first payable to the holders of any mortgages on the Demised Premises under a standard non-contributing mortgagee's clause, and shall also provide for the adjustment of claims with the insurers under such policies by Landlord and the holder of any first mortgage on the Demised Premises, if any. All policies of insurance required under this Section 5.2.3 shall be deposited with the holder of any mortgage on the Demised Premises or with Landlord, as Landlord may elect.

                   All policies required under this Section 5.2.3 shall be obtained from responsible companies qualified to do business in the state in which the Demised Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with policies of all such insurance prior to the beginning of the Term hereof and of each renewal policy at least 30 days prior to the expiration of the policy it renews. Each such policy shall be non-cancelable with respect to the interest of Landlord and the holders of any mortgages on the Demised Premises with at least 30 days' prior written notice thereto, in the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific amount of coverage to the Demised Premises, which allocation shall be sufficient in amount to satisfy the requirements of this

Section 5.2.3. If Tenant shall fail to provide evidence of insurance required to be carried as provided herein, and Tenant shall fail to cure such default following notice and the applicable cure period as provided in Section 16.6, then Landlord shall have the right to arrange for such insurance and to invoice Tenant for the premiums as Additional Rent hereunder.

                           5.2.3.7    All insurance which is carried by either
party with respect to the Demised Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Demised Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived as to such party, then the obligation of reimbursement by such party shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 5.2.3.7 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Demised Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

                   5.2.4 UTILITIES. Tenant shall arrange for and pay charges for all utilities used in connection with the Demised Premises pursuant to Section 6.1.

                   5.2.5 BASE BUILDING OPERATING COSTS. (a) Tenant shall pay, as Additional Rent, to Landlord an amount equal to the sum of all "Base Building Operating Costs", as defined hereinafter, for each calendar year or partial year during the Term. Landlord may make a good faith estimate of the Base Building Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Yearly Fixed Rent, an amount equal to the estimated Base Building Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Base Building Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Base Building Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Base Building Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustments when actual Base Building Operating Costs are available for each calendar year, but in no event later than ninety (90) days after the end of each Lease Year. After Landlord has furnished to Tenant an annual statement (the "Annual Statement") for such Base Building Operating Costs, if the Annual Statement shows that the amount received from Tenant for such Base Building Operating Costs exceeds the Base Building Operating Costs which should have been paid for the Base Building Operating Cost calendar year or partial calendar year during the Term, Landlord may credit the amount of such excess against the next monthly installment of Yearly Fixed Rent payable under this Lease or refund the overpayment amount to Tenant at Landlord's option; if the Annual Statement shows that the amount received from Tenant for such Base Building Operating Costs was less than the Base Building Operating Costs which should have been paid for the Base Building Operating Cost calendar year or partial calendar year during the Term, tenant shall pay the amount of such deficiency within twenty (20) days after receipt of the Annual Statement.

(b) The term "Base Building Operating Costs" shall mean all costs, expenses and disbursements (subject to the limitations set forth below) that Landlord incurs:

     (i) in connection with the performance of the Landlord's obligations set forth in Section 6.5 herein, including the following:

          (A) to the extent Landlord uses its own employees, wages and salaries (but excluding management fees except for the Management Fee described below) of all on-site and off-site employees at or below the grade of senior property manager allocable to the performance of such obligations and delivery of such base building services, based on actual time spent and hourly rates, together with a reasonable allocation of taxes, insurance, benefits and overhead relating thereto;

          (B) to the extent Landlord contracts for the same, all third party subcontractors' costs incurred in the performance of such base building services;

          (C) all supplies and materials actually used in connection with the performance of such base building services;

          (D) costs for improvements made to the Demised Premises which, although capital in nature, are expected to reduce the normal Base Building Operating Costs and utility costs of the Demised Premises, as amortized over the useful life of such improvements (as determined in accordance with generally accepted accounting principles) using a commercially reasonable interest rate, as determined by Landlord in Landlord's reasonable discretion;

          (E) a management fee (the "Management Fee") with respect to the Demised Premises, which shall in no event exceed three percent (3%) of Base Building Operating Costs for any given year;

     (ii) in connection with capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized over the useful life of such improvements (as determined in accordance with generally accepted accounting principles) using a commercially reasonable interest rate, as determined by Landlord in Landlord's reasonable discretion;

    (iii) for all utilities actually allocable to the performance of Landlord's obligations under Section 6.5 herein and capital improvements described in the foregoing clauses (i), (ii) and (iii), except to the extent paid directly by Tenant;

     (iv) for costs classified as capital expenses in accordance with generally accepted accounting principles with respect to the maintenance, repair and replacement of any component of the Demised Premises in furtherance of Landlord's obligations with respect to Section 6.5 herein, as amortized using a commercially reasonable interest rate, as determined by Landlord in Landlord's reasonable discretion, over the useful economic life of such components as determined in accordance with generally accepted accounting principles;

     (v) for all insurance maintained by Landlord solely with respect to the Demised Premises (or allocable thereto if Landlord maintains blanket coverage with respect to the Demised Premises and other property); and

          "Base Building Operating Costs" shall also be deemed to mean and include any other costs or expenses specifically referred to in the Lease as constituting a "Base Building Operating Cost". "Base Building Operating Cost" shall also be deemed to mean and include any other costs or expenses incurred by Landlord to repair the roof, exterior walls, structural floor slabs and columns and windows of the Demised Premise as a result of any negligent act or omission of Tenant or any Tenant servant's, employees and agents to the extent such costs are not covered by insurance required to be maintained by Landlord hereunder. "Base Building Operating Cost" shall also be deemed to mean and include any other costs or expenses incurred by Landlord for any capital repair or replacement to the roof, exterior walls, structural floor slabs and columns and windows of the Demised Premise as a result of any negligent act or omission of Tenant or any of Tenant's contractors, employees or agents to the extent such costs are not covered by insurance required to be maintained by Landlord hereunder, provided, however, that Landlord shall not be required to amortize such capital repair or replacement costs.

          For the purposes of this Lease, whether any particular item (or series of functionally related items or components which, in the aggregate, represent a single repair or replacement project) constitutes a capital improvement or a Base Building Operating Cost shall be determined in accordance with the following principles:

          (a) Any single item costing less than $25,000.00, regardless of its useful life and regardless of whether such item would be considered capital under industry standards, shall not be treated as a capital improvement expenditure, but rather as an item of Base Building Operating Cost, the full cost of which shall be included in Base Building Operating Costs for the year incurred.

          (b) Any single item either (i) costing $25,000.00 or more, which industry standards customarily treat as a Base Building Operating Cost expense chargeable against income even if its useful life is greater than one year (such as, by way of example only, the painting of the exterior of the Demised Premises), or (ii) which has a useful life of three years or less, shall be treated as an item of Base Building Operating Cost, the full cost of which shall be included in Base Building Operating Costs for the year incurred.

          (c) Any single item costing $25,000.00 or more, and having a useful life of more than three years, which industry standards customarily treats as a capital improvement shall be treated as a capital improvement expenditure, as provided for in this Section 5.2.5.

Notwithstanding the foregoing, or any other provision of this Lease to the contrary, Landlord shall not be responsible for alterations to the Demised Premises structure required by applicable law because of Tenant's use or alteration of the Demised Premises, it being understood and agreed that any alteration, repair, maintenance or replacements contemplated by this sentence shall be Tenant's obligation under this Lease and Tenant shall perform the same at Tenant's sole cost and expense when and as needed.

Upon the written request from Tenant to Landlord received by Landlord within forty-five (45) days after Tenant's receipt of the annual statement of Base Building Operating Costs, Tenant may inspect or audit Landlord's records relating to the Base Building Operating Costs for the particular year at issue; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Base Building Operating Costs within forty-five (45) days after the statement has been delivered to tenant, or if Tenant fails to conclude its audit or inspection within ninety (90) days after the statement has been delivered to Tenant (for reasons other than any delay on the part of the Landlord), then Tenant shall have waived its right to object to the calculation of Base Building Operating Costs for the year in question and the calculation of Base Building Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by landlord. Tenant shall pay the cost of such audit or inspection, including the actual cost of Landlord's or the building manager's employee time devoted to such inspection or audit (beyond the fifth hour of such employee's time in connection with such audit) to reimburse Landlord for its overhead costs allocable to the inspection or audit. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Base Building Operating Costs previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or the Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty
(30) days after notification thereof. Provided Landlord's accounting for Base Building Operating Costs is consistent with the terms of this Lease, Landlord's good faith judgment regarding the interpretation of this Lease and the proper accounting for Base Building Operating Costs shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants which (i) is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (ii) agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

         5.3 LATE PAYMENT OF RENT. If any installment of Yearly Fixed Rent or payment of Additional Rent is paid after the date the same was due, it shall bear interest from the due date at the prime commercial rate of Fleet Bank, Providence, Rhode Island as it may be adjusted from time to time, plus two percent per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent.

         5.4 PAYMENT TO MORTGAGEE. Landlord reserves the right to provide in any Superior Mortgage given by it of the Property that some or all rents, issues, and profits and all other amounts of every kind payable to the Landlord under this Lease shall be paid directly to the holder of a Superior Mortgage for Landlord's account and Tenant covenants and agrees that it will, after receipt by it of notice from Landlord or such mortgagee designating such mortgagee to whom payments are to be made by Tenant, pay such amounts thereafter becoming due directly to such mortgagee until excused therefrom by notice from such mortgagee. Payments made by Tenant to Landlord's mortgagee pursuant to this
Section 5.4 shall be properly credited by Landlord to Tenant's rental obligations hereunder.

6.       UTILITIES

         6.1 UTILITIES. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Demised Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Demised Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Demised Premises.

         6.2 ELECTRICITY. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electrical energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse affect upon the Building electrical services, Tenant in connecting any fixtures, appliances, or equipment to the electrical distribution system of the Building shall not exceed the building standard specifications set forth in EXHIBIT C. Any additional feeders or risers to supply Tenant's electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Tenant, at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition. Tenant agrees that it will not make any alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any alteration or addition to such electrical equipment and/or appliances. Tenant, at Tenant's expense, shall purchase, install and replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches used in the Demised Premises.

         6.3 WATER. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of water furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with water. Tenant shall pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered. On Tenant's default in making such payment Landlord may pay such charges and collect the same from Tenant.

         6.4 HEAT AND AIR CONDITIONING. Tenant agrees to cooperate fully with Landlord with regard to, and to abide by all the regulations and requirements, which Landlord may prescribe for the proper functioning and protection of the heating and air conditioning system. Tenant agrees that it shall at all times keep sufficient heat in the Demised Premises to prevent pipes therein from freezing.

         6.5 REPAIRS AND OTHER SERVICES. Except as otherwise provided in Articles 14 and 15, and subject to Tenant's obligations in Article 11 and elsewhere in this Lease, Landlord shall in a manner consistent with the operation of a first-class office building in the Town of Westborough keep and maintain (and replace, as necessary) the roof, exterior walls, structural floor slabs and columns, windows (exclusive of glass components), of the Demised Premises in as good condition and repair as they are in on the Commencement Date, reasonable use and wear excepted. During the last year of the then applicable Term of this Lease (as the same may have been extended by Tenant for any Extension Term), Landlord shall also be responsible for the replacement of any Building System (as defined below) that is necessary due to the failure or obsolescence of such system. Landlord and Tenant agree that the replacement Building System shall be suitable for a first class office building, and that Landlord's obligation to replace a Building System shall not extend to systems or specifications made necessary by Tenant's particular use of the Demised Premises. All expenses incurred by Landlord in connection with the foregoing obligations shall be included as part of Additional Rent pursuant to
Section 5.2. Except as provided above with respect to Landlord's obligation to replace Building Systems during the last year of the Term of this Lease, Tenant is responsible, at its' sole cost and expense, for maintenance, repair and replacement of all building systems such as, but not limited to, distribution systems for electrical, heating, ventilating and air conditioning, water, sewer, and the like, if any ("Building Systems") serving the Demised Premises. Tenant shall maintain service contracts on any heating, ventilating and air conditioning units servicing the Demised Premises at its' sole cost and expense; such contracts shall be with contractors acceptable to Landlord (which approval shall not be unreasonably withheld or delayed) and shall provide services comparable to those services provided by contractors which landlords of comparable properties would require as to frequency and extent of preventative maintenance and repairs; without limitation, Landlord shall have the right to audit such service contracts, to assure compliance with the terms of this paragraph. Tenant will make reasonable efforts during the Term to provide landlord with copies of all inspection and work reports with respect to material Building systems maintained by Tenant hereunder.

         6.6 INTERRUPTION OR CURTAILMENT OF SERVICES. Landlord reserves the right to temporarily interrupt, curtail, stop or suspend the furnishing of services and the operation of any Building system, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, unless caused by Landlord's gross negligence or willful misconduct, except that Landlord shall exercise reasonable diligence to provide advance notice to Tenant where such condition is not the result of an emergency, to enable Tenant to start its backup generator, to minimize inconvenience to Tenant and to eliminate the cause of same, and Landlord shall give reasonable notice as soon as reasonably possible of such interruption, curtailment, stoppage or suspension except when due to accident or emergency.

7.       CHANGES OR ALTERATIONS BY LANDLORD

         Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore or otherwise affecting Tenants obligations under this Lease, but only to the extent necessary to fulfill Landlord's obligation to repair as set forth in Section 6.5, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with Tenant's business and use and enjoyment of, the Demised Premises or reductions in the rentable area of the Demised Premises by more than a de minimus amount, except that Landlord shall not be obligated to employ labor at so-called "overtime" or other premium pay rates. Following any such exercise of its rights Landlord shall remove all construction materials and debris and restore the Demised Premise to the same condition it was in prior to Landlord's exercise of this right. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

8.       FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT

         All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises prior to or during the term by or for Tenant shall be removed from the Demised Premises by Tenant upon the expiration or other termination of the Term of this Lease in accordance to the provisions set forth in Section 9 herein. Notwithstanding the foregoing, Tenant shall restore any portion of the Demised Premises which constitutes laboratory space, whether constructed as part of the initial Tenant Work or as part of any subsequent alteration pursuant to Section 9 (collectively, the "Laboratory Space"), as follows: Tenant shall pull up all carpets and floor tile, repair any floor or roof penetrations, remove all plumbing and casework and remove excess HVAC ductwork and equipment such that the HVAC remaining in the Laboratory Space is free of all residues and is sufficient for standard office use in a quality consistent with a first-class office building. Tenant shall not be required to remove any ceiling tiles or to re-partition the Laboratory Space, which shall remain partitioned as shown on the plans and specifications approved by Landlord pursuant to Section 9, as amended in connection with any subsequent alteration of any portion of the Demised Premises pursuant to Section 9, such alteration shall become part of the Demised Premises and property of Landlord unless Landlord elects by written notice, pursuant to the provisions of Section 9, to require Tenant to remove such work upon the expiration or other termination of the Term of this Lease. Where not built into the Demised Premise and if furnished and installed by and at the sole expense of Tenant, all removable electric fixtures, signs, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant and the cost of repairing any damage to the Demised Premises or the Building arising from such removal shall be paid by Tenant.

9.       ALTERATIONS AND IMPROVEMENTS BY TENANT

         Tenant shall make no alterations, installations, removals, additions or improvements in or to the Demised Premises without Landlord's prior written consent (which shall not be unreasonably withheld or delayed) and then only in accordance with plans and specifications prepared and stamped by a registered architect and constructed by "Approved Contractors," as hereinafter defined. For the purposes of this Lease, an "Approved Contractor" shall mean a contractor or mechanic identified by Tenant in writing, who has been approved by Landlord (such approval not to be unreasonably withheld or delayed). Tenant shall submit to Landlord in writing from time to time a list (or revised list) of contractors that Tenant proposes using to make alterations, repairs and improvements to the Demised Premises. Landlord shall notify Tenant of Landlord's approval or disapproval of any plans and specifications, and contractor lists submitted by Tenant within ten (10) business days after receipt thereof by Landlord. Any notice of disapproval of plans and specifications shall set forth Landlord's objections. If Tenant shall submit revised plans and specifications attempting to satisfy Landlord's objections, Landlord shall notify Tenant of Landlord's approval or disapproval of such revised plans and specifications within five (5) business days of their receipt. No installations or other such work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefore; and no material amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Notwithstanding the foregoing, but subject to Section 10 below, Tenant may, without the consent of Landlord, make cosmetic (such as paint or carpeting) and other non-structural alterations to the Demised Premises where the aggregate costs of each such alteration does not exceed $50,000. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at the sole cost and expense of Tenant. Tenant shall indemnify and save harmless the Landlord from any expenses, liens, claims, damages, loss or injury to persons or property in or on the Demised Premises arising out of or resulting from the obligation, undertaking or making of any alterations or improvements. If Tenant shall make any alterations, decorations, installations, additions or improvements, then Tenant shall have the right, upon written notice to Landlord, to require Landlord to determine whether Landlord shall, upon the expiration or other termination of the Term of this Lease, require such removal (including but not limited to electrical or data wiring, laboratory areas, hazardous waste storage areas, plumbing, electrical and mechanical systems, special ducting, etc.) of any such work constructed by Tenant and restore the Demised Premises to substantially the same condition as existed at the Commencement Date. Prior to making such determination, Landlord shall have the right to request such information and documentation as Landlord may deem appropriate given the scope and nature of the work constructed by Tenant. Landlord shall make its determination within ten (10) business days after delivery of such information and documentation as Landlord may reasonably request. With regard to any hazardous waste storage area constructed by Tenant in the Demised Premises, Tenant shall, prior to the end of the Term or upon any earlier termination of the Term of this Lease, remove all hazardous waste and hazardous waste residues from the containment system and shall decontaminate and remove all remaining containers, liners, bases and soil containing or contaminated with hazardous waste or hazardous waste residues pursuant to promulgated government regulations.

10.      TENANT'S CONTRACTORS MECHANICS' AND OTHER LIENS COMPLIANCE WITH LAWS

         Whenever Tenant shall make any alterations, decoration, installations, removals, additions or improvements or do any other work in or to the Demised Premises, Tenant will strictly observe the following covenants and agreements:

                  (a) In no event shall any material or equipment be incorporated in or added to the Demised Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, Superior Mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days following notice thereof to Tenant, at the expense of Tenant, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefore.

                  (b) All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval.

                  (c) Tenant shall procure all necessary permits before undertaking any work in the Demised Premises; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements and defend, save harmless, exonerate and indemnity Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work, unless caused by the gross negligence or intentional misconduct of Landlord or its agents, employees or representatives.

                  (d) Tenant shall deliver to Landlord within thirty (30) days after the completion of any alterations, improvements or changes made by Tenant, a stamped as-built drawing from a registered architect showing the configuration of the interior of the Demised Premises, including but not limited to schematic of data and phone lines, wiring, and HVAC systems.

11.      REPAIRS AND SECURITY BY TENANT

         Tenant shall keep or cause to be kept all and singular the Demised Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the term hereof, reasonable use and wear thereof, damage by fire or by other insured casualty and repairs required to be made hereunder by Landlord excepted. Without limiting the generality of the foregoing, Tenant shall keep all windows and other glass whole, and shall replace the same whenever broken with glass of the same quality.

         Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct (including without limitation the placement of any weight exceeding the floor load specifications) of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs in and about the Demised Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Demised Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect or improper conduct of, Tenant or Tenants servants, employees, agents or licensees.

12.      ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

         12.1   RESTRICTIONS.

                (a) Except as otherwise set forth herein, Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted nor any interest herein or therein, will be assigned, sublet, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law) and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Tenant, or for any use or purpose other than the Permitted Uses set forth in Article 1, without the prior written consent of Landlord in every case.

                (b) For purposes of this Article, (i) the transfer by any means of the legal or


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beneficial interests in either voting power, capital or profits in Tenant or in any corporation, partnership or other entity directly, or indirectly comprising Tenant, of the majority of the issued and outstanding capital stock of any corporate Tenant or subtenant, or the transfer of a majority of the beneficial interest in any other entity (partnership or otherwise) which is the Tenant or a subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or a sublease, as the case may be, (ii) a takeover agreement shall be deemed an assignment of this Lease, (iii) a modification, amendment or extension of a sublease previously consented to shall be deemed a new sublease, (iv) a merger or consolidation of Tenant with another entity shall be deemed an assignment of this Lease and (v) the sale of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease. Tenant agrees to furnish Landlord with such information as Landlord may reasonably request from time to time in order to assure Landlord that neither Tenant nor any subtenant have violated the provisions of this Section. Notwithstanding the foregoing, this Section shall not prohibit the merger or consolidation of a corporate Tenant with a corporation or the transfer of substantially all of a corporate Tenant's assets to a corporation, which corporation in either circumstance is controlled by Tenant or is under common control with Tenant, provided that in any of such events:

               (x) such merger, consolidation or transfer of assets is being consummated for a good business purpose, and not principally for the purpose of transferring Tenant's interest in this Lease,

               (y) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the date of this Lease, and

               (z) proof reasonably satisfactory to Landlord of such business purpose and net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

                   (c) Notwithstanding the foregoing, as long as Genzyme Corporation is Tenant, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord and without releasing Tenant of its obligations under the Lease, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) to a person which shall (1) control, (2) be under the control of, or (3) be under common control with Tenant (any such person referred to in this clause (iii) being a "Related Entity"). Any assignment described above may only be made upon the condition that (a) any such assignee shall continue to use the Premises for the conduct of the same business as Tenant was conducting prior to such assignment, (b) the principal purpose of such assignment is not the acquisition of Tenant's interest in this Lease or to circumvent the provisions of this Article (except if such assignment is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this Article), and (c) in the case of an assignment, any such assignee shall have a net worth, annual income and cash flow equal to (or greater than) the greater of Tenant's net worth, annual income and cash flow, as so determined, on (i) the date immediately preceding the date of such assignment and (ii) the Commencement Date. Tenant shall, within ten


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


(10) business days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

         12.2 REQUESTS TO ASSIGN OR SUBLET. In connection with any request by Tenant for such consent to assign or sublet, Tenant shall submit to Landlord, in writing, a statement containing the name of the proposed assignee or subtenant, such information as to its financial responsibility and standing as Landlord may reasonably require, and all of the terms and provisions upon which the proposed assignment or subletting is to be made, and, unless the proposed area to be assigned or sublet shall constitute an entire floor or floors, such statement shall be accompanied by a floor plan delineating the proposed area to be assigned or sublet. Subject to Landlord's rights pursuant to Article 12.4 hereof, as long as Tenant is not in default under any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Landlord shall not unreasonably withhold or delay Landlord's prior consent to the assignment or subletting(s) by Tenant of all or parts of the Demised Premises. Each such subletting shall be for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby for the use permitted under this Lease and at no time shall there be more than three (3) occupants, including Tenant, within the Demised Premises (provided, however, that all Related Entities of Tenant occupying a portion of the Demised Premises under authorized subleases from Tenant shall collectively be counted as a single occupant for purposes of the foregoing limitation). Landlord may withhold its consent if, in Landlord's reasonable judgment, (i) the proposed assignee or subtenant is not engaged in a business consistent with the character and dignity of the Building, or (ii) the proposed assignment or sublease will impose an additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been put if Tenant continued to use, or used, such part of the Demised Premises for its own purposes), or (iii) Landlord has any other reasonable objection(s) to the proposed assignment or subletting. Notwithstanding the foregoing provisions of this Section 12.2, a sublease of all or a portion of the Demised Premises to a Related Entity of Genzyme Corporation shall not require the prior written consent of Landlord, provided that in each instance (a) prior to occupancy, Tenant shall provide to Landlord written notice of such sublease indicating the name of the sublessee and its relationship to Tenant, along with a true and complete copy of the sublease instrument, and (b) the use of the Demised Premises by such sublessee shall comply with the applicable terms and conditions of this Lease.

         12.3 PROFIT. If the Landlord shall give its consent to any assignment of this Lease or to any sublease (excluding, however, an approved assignment or sublease to a Related Entity of Genzyme Corporation), Tenant shall in consideration therefore, pay to Landlord, as Additional Rent hereunder, the following sums, (each of which shall hereinafter be referred to as "Profit"):

                  (a) in the case of an assignment, fifty percent (50%) of the excess, if any, of (i) all sums and other consideration paid to Tenant and/or its designee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, but excluding such sums that are reasonably allocated to the fair market value of lab fixtures and specialized laboratory equipment installed by Tenant in the Demised Premises) less, (ii) any reasonable expenses incurred by Tenant with unaffiliated third parties in connection with such


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


assignment (i.e., customary brokerage fees, tenant finish work, and attorney fees); and

                  (b) in the case of a sublease, fifty percent (50%) of the excess, if any, of (i) the sum of (A) all rents, additional rents and other consideration paid under the sublease to Tenant by the sublessee and (B) all other sums and consideration paid to Tenant or its designee for or by reason of such subletting (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, but excluding such sums that are reasonably allocated to the fair market value of lab fixtures and specialized laboratory equipment installed by Tenant in the Demised Premises) less (ii) the sum of (X) that part of the Fixed Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease and (Y) any reasonable expenses incurred by Tenant with unaffiliated third parties in connection with such sublease (i.e., customary brokerage fees, tenant finish work, and attorney fees), which costs shall be deemed to be amortized over the term of such sublease. Notwithstanding the foregoing provisions of this subsection (b), Tenant shall not be required to pay to Landlord any share of Profits received by Tenant pursuant to an authorized sublease with a Related Entity of Tenant.

         Any amount(s) payable under this Section shall be paid to Landlord as and when sums on account thereof are paid by or on behalf of any assignee(s) and/or any sublessee(s) to Tenant or its designee, and Tenant agrees to promptly advise Landlord thereof and furnish such information with regard thereto as Landlord may reasonably request from time to time.

         Tenant shall furnish to Landlord in the January calendar month immediately following each calendar year during any part of which any such sublease shall be in effect, a reasonably detailed financial statement certified as being correct by an executive financial officer or, if Tenant is not a corporation, a principal of Tenant, setting forth all sums accruing during the prior calendar year and realized by Tenant from such sublease and a computation of the Profit realized by Tenant during such prior calendar year. Tenant shall remit to Landlord together with such statement any Profit or portion thereof on account of such calendar year not previously remitted to Landlord.

         12.4 RECAPTURE. Notwithstanding the foregoing provisions of this
Article: (1) in the event Tenant proposes to assign its interest in this Lease or to sublet (by one or more subleases, in the aggregate) fifty percent (50%) or more of the Demised Premises for a sublease term ending within one (1) year prior to the Expiration Date (or the expiration of any then effective Extension Period), but excluding any such assignment or sublease to a Related Entity of Genzyme Corporation otherwise permitted under this Lease, Landlord, at Landlord's option, may give to Tenant, within twenty (20) days after the submission by Tenant to Landlord of the statement required to be submitted in connection with such assignment or subletting, or, if Tenant so requests, within twenty (20) days after Tenant notifies Landlord that Tenant wishes to undertake such assignment or subletting, but has not yet procured a proposed assignee or subtenant, a notice terminating this Lease on the date (referred to as the "Earlier Expiration Date") immediately prior to the proposed commencement date of the term of the proposed assignment or subletting, as set forth in such statement, and, in the event such notice is given, this Lease and the Term shall come to an end and expire on the Earlier Expiration Date with the same effect as if it were the date originally fixed in this Lease for the end of the Term of this Lease, and the Rent shall be apportioned as of said Earlier Expiration Date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant; or (2) in the event Tenant proposes to sublet all or any portion of the Demised Premises (except for a sublease to a Related Entity of Genzyme Corporation as permitted pursuant to Section 12.2), Landlord, at Landlord's option, may give to Tenant, within twenty (20) days after the submission by Tenant to Landlord of the statement required to be submitted in connection with such proposed assignment or subletting, a notice electing to eliminate such portion of the Demised Premises (said portion is referred to as the "Eliminated Space") from the Demised Premises during the period (referred to as the "Elimination Period") commencing on the date (referred to as the "Elimination Date") immediately prior to the proposed commencement date of the term of the proposed assignment or subletting, as set forth in such statement, and ending on the proposed expiration date of the term of the proposed assignment or subletting, as set forth in such statement, and in the event such notice is given (i) the Eliminated Space shall be eliminated from the Demised Premises during the Elimination Period; (ii) Tenant shall surrender the Eliminated Space to Landlord on or prior to the Elimination Date in the same manner as if said Date were the date originally fixed in this Lease for the end of the Term of this Lease; (iii) if the Eliminated Space shall constitute less than an entire floor, Landlord, at Landlord's expense, shall have the right to make any alterations and installations in the Demised Premises required, in Landlord's judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Demised Premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Landlord pursuant to this subdivision (iii) providing access from the Eliminated Space to the core area), Landlord and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Demised Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; (iv) during the Elimination Period, the Yearly Fixed Rent shall be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the Elimination Date (including an equitable portion of the area of any corridors referred to in subdivision (iii) of this sentence as part of the area of the Eliminated Space for the purpose of computing such reduction), and any prepaid Rent for any period after the Elimination Date allocable to the Eliminated Space shall be refunded by Landlord to Tenant; (v) there shall be an equitable apportionment of any Additional Rent Payable pursuant to Article 5 for the relevant fiscal and calendar years in which said Elimination Date shall occur; and (vi) if the Elimination Period shall end prior to the date originally fixed in this Lease for the end of the Term of this Lease, the Eliminated Space, in its then existing condition, shall be deemed restored to and once again apart of the Demised Premises subject to the provisions of this Lease as if said elimination had not occurred during the period (referred to as the "Restoration Period") commencing on the date next following the expiration of the Elimination Period and ending on the date originally fixed in this Lease for the end of the Term of this Lease, except in the event that Landlord is unable to give Tenant possession of the Eliminated Space at the expiration of the Elimination Period by reason of the holding over or retention of possession of any tenant or other occupant, in which event (x) the Restoration Period shall not commence, and the Eliminated Space shall not be deemed restored to or a part of the Demised Premises, until the date upon which Landlord shall give Tenant possession of such Space free of occupancies, provided Landlord shall use reasonable efforts to return the Eliminated Space to Tenant at the expiration of the Elimination Period, (y) neither the date fixed in this Lease for the end of the Term of the Lease, nor the validity of this Lease shall be affected and (z) Tenant waives any right to recover any damages which may result from the failure of Landlord to deliver possession of the Eliminated Space at the end of the Elimination Period excepting only those resulting from Landlord's gross negligence or willful misconduct. If Landlord shall exercise its right to terminate this lease (pursuant to clause (1) of the preceding sentence) or to recapture Eliminated Space (pursuant to clause (2) of the preceding sentence), then, in either case, Tenant may upon written notice to Landlord given within ten (10) days of receipt by Tenant of Landlord's notice of termination or recapture, negate Landlord's termination or recapture by declaring Tenant will not proceed with such assignment or subletting.

         12.5 SUBLEASES. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord with respect to the executory provisions of such sublease except that Landlord shall not (a) be liable for any previous act or omission of the sublessor under such sublease,
(b) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such sublessee against Tenant, or (c) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing or by any previous prepayment of more than one month's rent or additional rent thereunder.

         12.6 FURTHER DOCUMENTATION. At the request of Landlord, Tenant shall execute and deliver an instrument or instruments, in form reasonably satisfactory to Landlord and Tenant, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this paragraph; however, neither Landlord's failure to request any such instrument nor Tenant's failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Article.

         12.7   GENERAL.

                  12.7.1 The failure by Landlord to exercise its option under this paragraph with respect to any subletting shall not be deemed a waiver of such option with respect to any extension or any subsequent subletting of the Demised Premises affected thereby. Tenant shall reimburse Landlord promptly, as Additional Rent, for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for any consent required under the provisions of this Article.

                  12.7.2 It is specifically understood and agreed that neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Demised Premises shall enter into any sublease, license, concession or other agreement (or renewals of any of the foregoing) for use, occupancy or utilization of space in the Demised Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported sublease or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Demised Premises.

                  12.7.3 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises or be deemed to be the written consent of Landlord mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

                  12.7.4 If this Lease be assigned, or if the Demised Premises or any part thereof shall be sublet or occupied by anybody other than Tenant, Landlord may at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant and apply the aggregate amount collected to the Rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord shall notify Tenant of any amounts so collected by Landlord directly from such subtenant or assignee. The consent by Landlord to an assignment or subletting or occupancy shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or occupancy.

13.      MISCELLANEOUS COVENANTS

         13.1 RULES AND REGULATIONS. Tenant and Tenant's servants, employees, and agents will faithfully observe such Rules and Regulations as are attached hereto as EXHIBIT D and made a part hereof or as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant and which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees or licensees. Notwithstanding the foregoing, Landlord shall not enforce any Rule or Regulation against Tenant, which Landlord shall not then be enforcing against all other tenants in the Building (other than Landlord or its affiliates).

         13.2 ACCESS TO DEMISED PREMISES - SHORING. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof or unreasonably interfere with Tenant's use of the Demised Premises, provided, however, that any such work shall to the extent reasonably possible, be at times so as to minimize any interference with Tenant's operations in the Demised Premises and provided that in the event any such work permanently reduces the square footage of the Demised Premises, the Rent paid by Tenant hereunder shall be correspondingly reduced in a pro rata square footage basis ; (ii) permit the Landlord and any Mortgagee of the Building or the Building and Land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Demised Premises at all reasonable hours upon reasonable prior notice and accompanied by a representative of Tenant (except in the event of emergencies) for the purposes of inspection or of making repairs, replacements or improvements in or to the Demised Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Demised Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, upon reasonable prior notice and accompanied by a representative of Tenant (except in the event of emergencies) to show the Demised Premises during ordinary business hours to any Mortgagee, ground lessor, prospective purchaser, prospective mortgagee, or prospective assignee of any Superior Mortgage, of the Building or of the Building and the Land or of the interest of Landlord therein, and during the period of twelve months next preceding the Expiration Date to any person contemplating the leasing of the Demised Premises or any part thereof. If Tenant shall not be personally present to open and permit any entry into the Demised Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents must nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Demised Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Demised Premises, and upon reasonable prior notice, except in the case of an emergency or where such notice is not reasonably practical. If an excavation shall be made upon land adjacent to the Demised Premises or shall be authorized to be made, Tenant shall afford, to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of Rent.

         13.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the Demised Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Demised Premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by an act or omission of Tenant or by the employees, licensees, or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Tenant shall not be entitled to claim any eviction from the Demised Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Demised Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time. Landlord agrees to diligently work to correct such damage or defect, except as otherwise provided herein.

         13.4 SIGNS. Tenant shall have the right, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, to install a sign to be located on the exterior of the Building which conforms with all applicable Town of Westborough laws. Tenant shall not place any other signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Demised Premises without the prior written consent of Landlord as to the specification thereof of the size, shape and design of same, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant's signs shall be purchased and installed at Tenant's sole cost and expense and shall comply with applicable law. Upon expiration of the Lease, Tenant shall remove any such signs at Tenant's expense.

         13.5 ESTOPPEL CERTIFICATE. Each party agrees, at any time, and from time to time, upon not less than ten (10) business days prior notice by either party, to execute, acknowledge and deliver to the other, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which Yearly Fixed Rent and Additional Rent have been paid and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of the other party, and, if any, specifying each such default, claim or offset in favor of the other party, of which signer may have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or the passage of time or both, would constitute such a default and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty which may be relied upon, regardless of independent investigation, by Landlord and others with whom Landlord may be dealing including, without limitation, any purchaser or prospective purchaser of the Land and/or the Building and/or Landlord's interest under any Superior Lease, and by any mortgagee or prospective mortgagee of any Superior Mortgage and/or Landlord's interest in any Superior Lease, and by any landlord under a Superior Lease or any other person designated by the party making such request.

         13.6 PROHIBITED ITEMS. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises or elsewhere in the Building any hazardous, inflammable, combustible or explosive fluid, material, chemical or substance (except such as are related to Tenant's use of the Demised Premises, provided that the same are stored and handled in a proper fashion consistent with all applicable legal standards).

         13.7 REQUIREMENTS OF LAW FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to and arising out of Tenant's use or occupancy of the Demised Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

         13.8 TENANT'S ACTS - EFFECT ON INSURANCE. Except for Permitted Uses, Tenant shall not do or permit to be done any act or thing upon the Demised Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the Demised Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted on said Demised Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Demised Premises in manner which shall increase such insurance rates on the Building or on property located therein, over that applicable


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


when Tenant first took occupancy of the Demised Premises hereunder. If by reason of failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

         13.9 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous or to pose a hazard to the health or safety of persons on the Demised Premises or on the Property under any law relating to pollution or the protection or regulation of human health, natural resources or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Demised Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Demised Premises. In all events, Tenant shall indemnify, defend and hold harmless Landlord, with counsel reasonably acceptable to Landlord, from any loss, cost, damage or expense, including attorneys' fees reasonably incurred, arising or in any way resulting from a release of Hazardous Materials on the Demised Premises occurring while Tenant (or any assignee or sublessee of Tenant) is in possession, or elsewhere if caused by Tenant or persons acting under Tenant, provided however that Tenant shall not be responsible for any release of Hazardous Materials existing at the Property as of the Lease Execution Date, or for liability for Hazardous Materials migrating onto the Property solely as a result of a release occurring outside of the Property and not resulting from any negligence or willful misconduct of Tenant, its employees, contractors or agents. Tenant acknowledges having received certain environmental reports from Landlord with respect to the Property as prepared by Beals and Thomas, Inc., dated October 20, 2000 (Phase I Site Assessment 3400 Computer Drive, Westborough, Massachusetts), and Ram Environmental, dated October 20, 2000 (Limited Subsurface Investigation Report, Former Data General Property, 3400 Computer Drive, Westborough, Massachusetts); to the best of Landlord's knowledge, except as disclosed in such environmental reports, there exist no Hazardous Materials, in on or under the Property. Landlord makes no representation or warranties concerning the accuracy or completeness of the environmental reports delivered to Tenant, except that Landlord represents to Tenant that the reports as delivered to Tenant are complete and true copies of the documents as received by Landlord. Tenant may have the environmental reports delivered by Landlord updated at its sole cost and expense; otherwise said reports are conclusive evidence of the condition of the Property as of the Commencement Date, absent manifest error. Tenant shall not conduct any environmental testing or investigation of the Property without the Landlord's prior written approval (which shall not be unreasonably withheld or delayed) as to the identity of the company who shall perform such testing or investigation and the proposed scope of such testing and investigation. In the event the need arises to notify under applicable laws any federal, state or local public agencies of any environmental conditions at the Property as a result of Tenant's activities on the Property, Tenant shall immediately notify Landlord and agrees that Landlord not Tenant or Tenant's employees, agents, contractors, subcontractors, consultants or other representatives, shall make such disclosure as Landlord deems appropriate, unless such disclosure is required by law to be made by Tenant or Tenant's employees, agents, contractors, subcontractors, consultants or other representatives, in which instance Tenant or such employee, agent, contractor, subcontractor, consultant or other representative may make such disclosure and Tenant shall as soon as possible notify Landlord. The within covenants shall survive the expiration or earlier termination of the Term of this Lease.

         13.10 MISCELLANEOUS. Tenant shall not suffer or permit the Demised Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced.

         13.11 INDEMNITY. Subject to Section 5.2.3.7, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS") arising (i) from any occurrence on the Demised Premises, or (ii) as a result of any negligence or intentional misconduct of Tenant or any of its agents, contractors or employees, except to the extent caused by the negligence or intentional misconduct of Landlord or its agents. Subject to Section 5.2.3.7, Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising as a result of any negligence or intentional misconduct of Landlord or any of its agents, contractors or employees, except to the extent caused by the negligence or fault of Tenant or its agents. The indemnities set forth in this Section 13.11 shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

14.      DAMAGE BY FIRE, ETC.

         In the event of loss of, or damage to, the Demised Premises by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

                  (a) If the Demised Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with due diligence, subject to unavoidable delays, to repair, or cause to be repaired, such damage, except as expressly provided for herein. If the Demised Premises or any part thereof shall be rendered untenantable by reason of such damage, the Yearly Fixed Rent and Additional Rent shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

                  (b) If, as a result of fire or other casualty, the whole or a substantial portion (i.e., twenty-five percent (25%) or more) of the Demised Premises is rendered untenantable, either party, within ninety (90) days from the date of such fire or other casualty, may terminate this Lease by notice to the other party, specifying a date not less than twenty (20) nor more than forty
(40) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord


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


and Tenant do not elect to terminate this Lease, then Landlord shall proceed with diligence to repair the damage to the Demised Premises and all facilities serving the same, if any, which shall have occurred, and the Yearly Fixed Rent and Additional Rent shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Section. However, if, in the event of any damage by fire or other casualty, such damage is not repaired and the Demised Premises and all facilities serving the same restored to substantially the same condition as they were prior to such damage within three (3) months from the date of such damage, Tenant within thirty (30) days from the expiration of such three (3) month period, may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the term of this Lease shall terminate.

                  (c) If the Demised Premises shall be rendered untenantable by fire or other casualty during the last two (2) years of the Term of this Lease, Landlord may terminate this Lease effective as of the date of such fire or other casualty upon notice to Tenant given within thirty (30) days after such fire or other casualty.

                  (d) Landlord shall not be required to repair or replace any of Tenant's business machinery, equipment, cabinet work, furniture, personal property or other installations (which shall, however, be substantially restored by Tenant within ninety (90) days after Landlord shall have completed any repair or restoration required under the terms of this Article), and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building.

                  (e) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

                   (f) In the event of any termination of this Lease pursuant to this Article, the Term of this Lease shall expire as of the effective Expiration Date as fully and completely as if such date were the date herein originally scheduled as the Expiration Date. Tenant shall have access to the Demised Premises for a period of thirty (30) days after the date of termination in order to remove Tenant's personal property.

                  (g) Landlord's Architect's certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Article or Article 17. Any minor or insubstantial details of construction or mechanical adjustments which remain to be done after the delivery of said certificate shall be handled on a punch list basis and thereafter promptly completed by Landlord.

15.  CONDEMNATION - EMINENT DOMAIN

         In the event that the whole or any material part (i.e., twenty-five percent (25%) or more, or a lesser portion if access, parking or other essential Property functions or compliance with zoning requirements shall be materially adversely affected) of the Demised Premises shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by


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


virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by the Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that more than twenty-five percent (25%) of the floor area of the Demised Premises shall be so taken, appropriated or condemned, or if, by reason of such taking, acquisition or condemnation, Tenant no longer has access to the Demised Premises, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

         Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Demised Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective Expiration Date as fully and completely as if such date were the date herein originally scheduled as the Expiration Date. If neither party (having the right so to do) elects to terminate, Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Demised Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Demised Premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Demised Premises and the means of access thereto, shall be abated until what remains of the Demised Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses and Tenant's removable fixtures and equipment, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive and retain all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time reasonably request. In the event of any taking of the Demised Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Expiration Date.

16.      DEFAULT

         16.1 CONDITIONS OF LIMITATION - REENTRY - TERMINATION. This Lease and the herein term and


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


estate are upon the condition that if any of the following events shall occur and shall not be cured within the applicable notice and grace period set forth in Section 16.6 (herein referred to as a "Default of Tenant") (a) Tenant shall neglect or fail to perform or observe any of the Tenant's covenants herein, including (without limitation) the covenants with regard to the payment of Rent on or before ten (10) days of its due date; or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors not in the usual course of a financing transaction, or
(d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or
(e) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenants property and such appointment shall not be vacated within sixty (60) days or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Federal or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or (g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 12 hereof; then, and in any such event (except as hereinafter in Section 16.2 otherwise provided) Landlord may, in a manner consistent with applicable law, immediately or at any time thereafter declare this Lease terminated by notice to Tenant or, without further demand or notice, enter into and upon the Demised Premises (or any part thereof in the name of the whole), and in either such case (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant and without prejudice to Tenants liability for damages as hereinafter stated), this Lease shall terminate. In the event Landlord terminates this Lease by notice or by re-entry, it hereby agrees to exercise reasonable efforts to relet the Demised Premises. The words `re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meaning.

         16.2 DAMAGES - ASSIGNMENT FOR BENEFIT OF CREDITORS. For the more effectual securing by Landlord of the rent and other charge and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make an assignment of its property for the benefit of its creditors under the terms of which the debts provable by its creditors shall be debts provable against the estate of insolvent debtors either under the laws of the Commonwealth of Massachusetts or under some law or laws other than the Bankruptcy Code as now or hereafter enacted, then and in any such case the same shall constitute a breach of this Lease, and the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount by which, at the time of such termination of this Lease, (i) the aggregate of the Rent projected over the period commencing with such termination and ending with the Expiration Date exceeds (ii) the aggregate projected rental value of the Demised Premises for such period and (b) in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the Demised Premises, an amount equal to the Rent payable for and in respect of the calendar year next preceding the date of termination, as aforesaid. Upon such


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


termination Landlord, may immediately or at any time thereafter, without demand or notice, enter into or upon the Demised Premises (or any part thereof in the name of the whole), and (without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages thereof) may, forcibly if necessary, expel Tenant and those claiming under Tenant from the Demised Premises and remove therefrom the effects of Tenant and those claiming under Tenant.

         16.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article, then except as hereinabove in Section 18.2 otherwise provided, Tenant shall pay to Landlord the Rent payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

                (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Subparagraph (y), below), (i) the aggregate of the Rent projected over the period commencing with such time and ending on the originally scheduled Expiration Date exceeds (ii) the aggregate projected net rental value of the Demised Premises for such period, taking into account the projected costs of reletting the Demised Premises for such period, or

                (y) amounts equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefore specified herein following such termination and until the originally scheduled Expiration Date, provided, however, if Landlord shall re-let the Demised Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the reasonable expenses incurred or paid by Landlord terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants to the same standard as the Demised Premises is delivered to Tenant pursuant to the terms and conditions of this Lease, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to such determination. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

         Suit or suits for the recovery of such damages, or any installments thereof may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder. Tenant hereby waives, to the extent permitted by law, the right to (a) a trial by jury and (b) interpose non-compulsory counterclaims in any proceeding instituted by Landlord by Tenant. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         16.4 FEES AND EXPENSES. In the event of a Default of Tenant, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any Default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all interest, costs and damages. Without limiting the generality of the foregoing, in the event that any Rent is in arrears by more than ten (10) days after written notice thereof by Landlord to Tenant, Tenant shall pay, as Additional Rent, a delinquency charge equal to one and one-half percent (1-1/2%) of the arrearage for each calendar month (or fraction thereof) during which it remains unpaid.

         16.5 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         16.6 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of Rent, if Tenant shall cure such default within ten (10) days after written notice thereof given by Landlord to Tenant, or for default by Tenant in the performance of any other covenant, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty
(30)-day period for curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and such cure is completed no later than one hundred eighty
(180) days following the delivery of Landlord's notice of default and, (2) that no notice of the opportunity to cure default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition, the breach of which gave rise to the default, had, by reason of a breach on a prior occasion been the subject of a notice hereunder to cure such default within the last twelve (12) month period.

17.  END OF TERM - ABANDONED PROPERTY

         Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Demised Premises and all alterations and additions thereto which Tenant is not entitled or required to remove under the provisions of this Lease, broom clean in the same condition as of the Commencement Date, excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Lease. For each day after the expiration of the Term or other termination of the Term of this Lease, and prior to tenant's performance of its obligation to yield up the Demised Premises under this Section, Tenant shall pay to Landlord holdover rent as more particularly described in Section 24.8. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's delay in surrendering the Demised Premises as above provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         Any personal property in which Tenant has an interest which shall remain in the Building or on the Demised Premises after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Landlord may see fit; provided, however, notwithstanding the foregoing, that Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property or, if any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 17 hereof or pursuant to law, with the balance if any, to be paid to Tenant.

18.      RIGHTS OF MORTGAGEES

         18.1 SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing (any of the foregoing being herein referred to as a "Superior Lease") and to all mortgages which may now or hereafter affect the Land, the Building, and/or any Superior Lease (any of the foregoing being herein referred to as a "Superior Mortgage") whether or not such Superior Mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such Superior Leases and such Superior Mortgages. Prior to the Commencement Date hereunder Landlord shall obtain a non-disturbance agreement from all current Mortgagees of the Demises Premises, such non-disturbance to agreement to be in a form reasonably satisfactory to Tenant. The receipt by Tenant of such a non-disturbance agreement from the holders of any Superior Mortgages or lessors under Superior Leases shall be a precondition of Tenant's obligation to sign a subordination agreement for future lessors under Superior Leases or holders of Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required but in confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver whatever instruments may be reasonably required by Landlord, the lessor under any Superior Lease, the holder of any Superior Mortgage, or any of their respective successors in interest to evidence such subordination so long as the terms thereof are consistent with the terms of this Lease. Tenant's obligation to subordinate this Lease to any ground lease or Mortgagee is subject to the condition that either the certificate or instrument executed at the same time provided that the lessor or Mortgagee execute, and deliver to Tenant an agreement not to disturb the Tenant's possession as long as the Tenant is not in default (continuing beyond any applicable notice, grace or cure period) with respect to any of the covenants or conditions of this Lease to be performed and observed by the Tenant.

         18.2 SUCCESSOR LANDLORD. At the option of Landlord or any successor landlord, including


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


the holder of any Superior Mortgage, the purchaser of the mortgaged premises in foreclosure and any lessor under any Superior Lease who shall succeed to the Landlord's interest herein (collectively the "Successor Landlord"), Tenant agrees that neither the foreclosure of a Superior Mortgage, nor the institution of any suit, action, summary or other proceeding against the Landlord or any Successor Landlord, nor any foreclosure proceeding brought by the holder of any such Superior Mortgage to recover possession of the premises covered thereby, shall by operation of the law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and at the option and upon the request of any such Successor Landlord, Tenant covenants and agrees to attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not:

         (a) be liable for any previous act or omission of Landlord under this Lease;

         (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; and

         (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or additional rent, unless such prepayment is received by the Successor Landlord or modification or prepayment shall have been expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgagee, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

         18.3 RIGHT TO CURE. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction pursuant to the terms of this Lease, Tenant will not exercise any such right until (a) Tenant has given written notice of such act or omission to the holders of any Superior Mortgages and the lessors under any Superior Leases whose names and addresses shall previously have been furnished to Tenant, and (b) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice during which none of such parties has given notice to Tenant of its intention to remedy such act or omission or to cause the same to be remedied and promptly commences and thereafter continues such remedy with reasonable diligence.

         18.4 REQUESTS. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's reasonable opinion, materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises. Within ten (10) days of delivery of written request by Landlord, Tenant shall deliver to Landlord (i) copies of the most current financial statements of Tenant and of any guarantor of Tenant's obligations under the Lease certified by an independent certified public accountant and (ii) such further detailed financial information with respect to Tenant and any such guarantors as Landlord or the holder or any Superior Mortgage or Superior Lease may reasonably request.

19.      QUIET ENJOYMENT


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


         Landlord covenants that Tenant shall quietly enjoy the Demised Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any Superior Leases and Superior Mortgages.

20.      ENTIRE AGREEMENT - WAIVER - SURRENDER

         20.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by Landlord and Tenant. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

         20.2 WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice of Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         20.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises.

21.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant to pay rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to


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


make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof; and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action, which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord ever be liable for consequential damages.

         In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, then, except in the case of a judicial determination of bad faith or willful misconduct on the part of Landlord, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages. Notwithstanding the foregoing, in the event of a determination that Landlord's consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted.

22.      BILLS AND NOTICES

         Except as expressly stated otherwise in this Lease, any notice or other communication required or permitted to be given or made by either Landlord or Tenant to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority shall be in writing and shall be delivered to such other party personally, or sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier, addressed to Tenant and to Landlord at the address specified in Article 1 hereof, or at such other address designated by such party in accordance with this Article. The date of the giving of such bill, statement, notice or communication shall be deemed to be the date of personal delivery or three (3) days mailing. Either party may, by notice from time to time to the other party, designate a different address (which, however, shall be located in the continental United States and shall not be a Post Office Box) for notices intended for it. Any notice of change of address shall be deemed to have been given when received by the party to whom such notice is given. Tenant agrees that any notice required to be given to Tenant by Landlord under the provisions of this Lease may be given by Landlords agents or attorneys, as same are set forth above, and in such event, such notice shall


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


be deemed to have been given by Landlord.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder (other than Yearly Fixed Rent) shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Landlord shall, at Tenant's reasonable request, promptly furnish Tenant with such additional reasonable detail relating thereto as Tenant reasonably requests. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.

23.      PARTIES BOUND -  SEISIN OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 12 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 16 hereof.

         If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building either or both, as the case may be) of which the Demised Premises are a part, Landlord shall so notify Tenant, and Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's interest under this Lease shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

24.      MISCELLANEOUS

         24.1 SEPARABILITY: SURVIVAL. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby. Any obligations of Tenant accruing prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease.

         24.2 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof

         24.3 BROKER. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of the Demised Premises, with any broker or had its attention called to the Demised Premises, by any broker other than the Broker(s) (if any) listed in Article 1 whose commission shall be the responsibility of Landlord. Each party agrees to hold harmless and indemnify the other from and against any and all costs, expense or liability for any claims for compensation, commission and charges claimed by any


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


other broker, person or firm with whom such party has dealt in connection with the execution and delivery of this Lease.

         24.4 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         24.5 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a holder of a Superior Mortgage, Landlord and Tenant agree:

                (a) that the execution thereof by Landlord and acceptance thereof by such mortgagee shall never be deemed an assumption by such mortgagee of any of the obligations of the Landlord thereunder, unless such mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and

                (b) that, except as aforesaid, such mortgagee shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of the Superior Mortgage and the taking of possession of the Demised Premises after having given notice of its exercise of the option stated in Article 18 hereof to succeed to the interest of the Landlord under this Lease.

         24.6 PARKING. Landlord hereby represents that, as of the Execution Date of this Lease, the parking ratio for the Property is approximately 4.0 parking spaces per 1,000 square feet of rentable area of the Property.

         24.7 NOTICE OF LEASE. Neither party shall record this Lease in any Registry of Deeds or Registry District, provided however, that either party shall at the request of the other, execute and deliver a recordable Notice of Lease in the form prescribed by Chapter 183, Section 4 of the Massachusetts General Laws. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

         24.8 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance at one hundred fifty percent (150%) of the Yearly Fixed Rent and Additional Rent herein prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's delay in surrendering the Demised Premises as above provided.

         24.9 RIGHT OF FIRST OFFER TO PURCHASE. On the condition, which condition Landlord may waive by written notice to Tenant at any time, that there is no Default, both at the time that Tenant gives the Offer to Purchase (defined herein) and as of the Closing date (defined herein), Tenant shall have a one-time right to purchase the Property during the first five years of the Lease Term, as follows. Landlord shall give to Tenant a written offer to purchase the Property ("Offer to Purchase") prior to Landlord's marketing the Property to the public or offering to convey its interest in the Property to any third party. The Offer to Purchase shall set forth the purchase price which Landlord is willing, in Landlord's sole discretion, to accept (the "Purchase Price"), and such other terms as Landlord may impose, subject to the limitations set forth in this Section 24.9.


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


                Notwithstanding anything to the contrary herein contained, Tenant shall have no right to purchase the Property, nor shall Landlord be required to give an Offer to Purchase in connection with: (i) any transfer of beneficial interests in the Landlord entity, (ii) any transfer to an entity which is affiliated with Landlord or which is affiliated with one person or entity which has a beneficial interest in Landlord as of the Date of this Lease,
(iii) the granting of any mortgage or easement affecting the Property, or (iv) any conveyance by reason of a foreclosure of any mortgage affecting the Property, or any deed in lieu of foreclosure.

                Tenant may exercise its right to purchase the Property by giving written notice ("Exercise Notice") to Landlord on or before the date twenty-one
(21) days after the Landlord gives the Offer to Purchase to Tenant and simultaneously paying to Landlord a deposit ("Deposit") in immediately available funds equal to ten (10%) percent of the Purchase Price. If Tenant does not timely give the Exercise Notice together with the Deposit, then Tenant shall have no right to purchase the Property pursuant to this Section 24.9 (time being of the essence of this Section 24.9) and Landlord shall be free to convey its interests in the Property to any third party. However, Landlord agrees that for a period of twelve (12) months following the giving of the Exercise Notice to Tenant, Landlord shall not convey the Property to a third party in consideration of a purchase price that is less than ninety-five (95%) percent of the Purchase Price offered to Tenant in the Offer to Purchase without reoffering the Property to Tenant according to the terms of this Section. Unless Tenant shall have timely delivered an Exercise Notice and Deposit to Landlord, Landlord may deliver a revised written Offer to Purchase to Tenant at any time, and the provisions of this Section 24.9 shall in all circumstances be construed with respect to the most recent Offer to Purchase tendered to Tenant by Landlord. If Tenant timely gives the Exercise Notice and delivers the Deposit, then Landlord shall sell the Property to Tenant, and Tenant shall purchase the Property from Landlord upon the following terms and conditions:

     (1) PAYMENT OF PURCHASE PRICE. The full Purchase Price (less the Deposit previously paid by Tenant) shall be paid by certified bank check or wire transfer of federal funds at the time of delivery of the deed.

     (2) CONDITION OF TITLE AND THE PROPERTY; DISCHARGE OF EXISTING SECURITY. The Property shall be conveyed by good and sufficient quitclaim deed running to Tenant or to an entity wholly-owned by Tenant and designated by written notice to Landlord at least seven (7) days before Closing Date, said deed to convey good and clear record and marketable title, free from encumbrances expect provisions of existing building and zoning laws, Real Estate Taxes for the then current fiscal/tax year as are not due and payable on the date of delivery of the deed, any other matters affecting the Property as of the Date of this Lease, and any other matters which do not materially adversely affect the use of the Property, as contemplated hereunder. Landlord may use the Purchase Price to discharge any encumbrances affecting the Property, provided that reasonable arrangements are made so a nationally recognized insurance company is willing to issue a title insurance policy to tenant free of such encumbrances. The Property shall be delivered to Tenant in the same condition in which such property is in as of the date that Landlord receives the Exercise Notice, reasonable wear and tear, fire and other casualty, and repairs and alterations made by Landlord and tenants of the Property in the ordinary course of business excepted.

     (3) CASUALTY OR TAKING. If, after Tenant has timely given its Exercise Notice and paid the Deposit, there is a casualty or taking which materially damages the Property, then, at Tenant's election, Tenant may, by written notice given within fifteen (15) days of such casualty or taking, either cancel the exercise of its option to purchase the Property (in which event, such cancellation shall be treated as it Tenant had failed to timely exercise its option to purchase the Property), or Tenant may elect to purchase the Property in accordance with the provisions of this Section 24.9 (in which event, Tenant shall accept the Property in its as-is condition as of the time of closing and Landlord shall assign to tenant any portion of Landlord's insurance or taking proceeds which Landlord has not applied to the cost of repairing any damage to the Property caused by such casualty or taking).

     (4) CLOSING DATE. The deed shall, subject to Subparagraph 24.9 (5), be delivered on the date set forth in the Offer to Purchase, unless otherwise agreed upon in writing. Time is of the essence of this
          Section 24.9.

     (5) EXTENSION OF CLOSING DATE. If Landlord is unable to give or make conveyance in accordance with Subparagraph 2 above, or if the Property does not conform with provisions of Subparagraph 2, then Landlord shall use reasonable efforts (which shall not require Landlord to expend in excess of Fifty Thousand ($50,000.00) Dollars, expect that Landlord shall be required to remove, by bonding or otherwise, any liens which can be discharged by the payment of a fixed sum) to remove any defects in title or to make conveyance or to make the Property conform aforesaid, and the Closing Date shall be extended for thirty
          (30) days.

     (6) FAILURE TO PERFECT TITLE OR MAKE THE PROPERTY CONFORM. If at the expiration of the extended time (i.e., extended pursuant to Subparagraph 24.9 (5) above), Landlord shall have failed to remove any defects in title or make the Property conform, as aforesaid, then, at Tenant's option, Landlord shall have no obligation to convey the Property and Tenant shall have no obligation to pay the Purchase Price, and this Section 24.9 shall be void and without further force or effect.

     (7) DELIVERIES BY LANDLORD. Landlord shall, on the Closing Date, deliver to Tenant the following:

          (a)  A quitclaim deed of the Property, executed on behalf of Landlord;

          (b) An Assignment and Assumption Agreement with respect to its interest in the leases in effect in the Property executed on behalf of Landlord;

          (c)  A non-foreign persons affidavit, executed on behalf of Landlord;

          (d) An affidavit or other arrangements reasonably satisfactory to Tenant's title insurance company to protect Tenant against mechanics liens and with respect to the rights of parties in possession other than the Tenant, and anyone claiming under the Tenant;

          (e) A Bill of Sale with respect to all fixtures and equipment to be used in connection with the operation of the Property;

          (f)  IRS Form 1099-S; and

          (g) Evidence of the authority of the signatory on behalf of the Landlord.

     (8) DELIVERIES BY TENANT. Tenant shall, on the Closing Date, deliver to Landlord the following:

          (a)  The balance of the Purchase Price;

          (b) An Assignment and Assumption Agreement with respect to the leases then in effect in the Property;

          (c)  Evidence of the authority of the signatory on behalf of Tenant.

     (9) APPORTIONMENT OF TAXES, RENT, AND WATER AND SEWER USE CHARGES. Taxes and water and sewer use charges with respect to the Property for the then current year shall be apportioned between Landlord and Tenant as of the Closing Date. If the amount of said taxes is not known at the Closing Date, they shall be apportioned on the basis of Taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and if the Taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the


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


          reasonable cost of obtaining the same shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed.

     (10) DEFAULT BY TENANT. If Tenant defaults in its obligations to purchase the Property after giving timely Exercise Notice pursuant to this
          Section 24.9, then, as Landlord's sole remedy, Landlord shall retain the Deposit, and Tenant shall have no further right to purchase the Property and Landlord shall be free to market and sell the Property upon any terms. If Landlord defaults in its obligation to deliver the Property in the condition required herein or Tenant exercises any right granted to herein terminate the option, then Landlord shall return the Deposit to Tenant.

     (11) PERSONAL RIGHTS. The rights herein are personal to the original named tenant under this Lease. Any assignment of this Lease by Tenant (except to an Affiliate of Tenant as defined in Section 12. 1) or any subleasing of more than twenty-five (25%) of the Premises by Tenant shall automatically terminate Tenant's rights granted under this
          Section 24.9. Except as otherwise provided herein, under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premise, have any right to exercise the rights herein. If Tenant shall sublease or assign the lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment the rights herein shall concurrently terminate and become null and void.

Upon the sixth (6th) anniversary of the Lease term, Landlord shall be free to offer the Property for sale unrestricted by any prior right granted to Tenant under this Section 24.9.

         24.10 FURNITURE. Landlord agrees to furnish to Tenant on the Commencement Date, the existing furniture located within the Demised Premises, as more particularly described in Exhibit E attached hereto and made a part hereof. At Tenant's request, Landlord shall remove prior to the Commencement Date any office furniture designated as not being needed by Tenant within a timeframe mutually agreeable between Landlord and Tenant. Tenant agrees to accept possession of the furniture in its "as is" condition, and Landlord shall have no obligation to alter, improve, maintain, repair or replace the furniture during Tenant's occupancy. Upon the expiration of this Lease, Tenant shall not be responsible to return any furniture identified in Exhibit E to Landlord. However, upon any termination of this Lease during the Original Term, Tenant shall surrender to Landlord all furniture provided by Landlord to Tenant as described in Exhibit E in good order, repair and condition excepting only reasonable use and wear.

         24.11 NET LEASE. The Tenant acknowledges and agrees that it is intended that this is a Seller net lease, and that, except as expressly set out in this Lease, the Landlord is not responsible during the Term for any costs, charges, expenses, and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof, or the contents thereof, or the business carried on therein; and the Tenant shall pay all charges, expenses, costs, and outlays of every nature and kind relating to the Demised Premises except as expressly set out in this Lease.

         24.12 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorney's, engineer's or architects' fees, within ten (10) days after delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         24.13 COOPERATION. Landlord agrees that it shall, at Tenant's expense, reasonably cooperate with, consult with, and provide information in its possession to Tenant in seeking, applying for, obtaining and maintaining any and all consents, permits, licenses, certificates, waivers, approvals and the like required, or deemed necessary or appropriate by Tenant, in connection with Tenant's exercise of its rights and/or performance of its obligations under this Lease. Such cooperation may include, without limitation, the co-signing of applications; the providing of information that can reasonably be made available by the record owner of the Demised Premises but not by other parties; providing supporting information letters or evidence for submission to hearings or proceedings before any zoning, planning, land use, or regulatory board or authority, or any license or permit-granting office board or authority, and attend any such hearing when the attendance of Landlord is required by law or regulation. Landlord agrees to reasonably cooperate and provide any required permission or authorization to applicable governmental authorities to enable Tenant to obtain directly duplicate notices of zoning changes or hearings affecting the Property.

         24.14 TIME OF ESSENCE. Time is of essence of this Lease and each an all its provisions.

         24.15 JOINT AND SEVERABLE LIABILITY. If tenant is comprised of more than one party, each party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant at the end of the Term shall survive.

         24.16 CORPORATE AUTHORITY. Concurrently with its execution of the Lease, Tenant shall provide Landlord with duly authorized and executed corporate resolutions (in form and substance satisfactory to Landlord's counsel) authorizing the entering into and consummation of the transactions contemplated by this Lease and designating the corporate or other officer or officers to execute this Lease on behalf of Tenant.

         24.17 SUBMISSION NOT AN OFFER. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed as of the day and year first above written.





                                            LANDLORD:

                                            EMC CORPORATION



                                            By: /s/ Daniel J. Fitzgerald
                                                --------------------------------
                                            Name:  Daniel J. Fitzgerald
                                            Title: Vice President Global
                                                   Facilities & Real Estate



                                            TENANT:

                                            GENZYME CORPORATION



                                            By: /s/ Evan M. Lebson
                                                --------------------------------
                                            Name:  Evan M. Lebson
                                            Title: Vice President & Treasurer

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                               DESCRIPTION OF LAND


A certain parcel of land and described as follows:

The land, together with the buildings and improvements thereon, in Westborough, Worcester County, Massachusetts, comprised of Parcels 1 and 2 described below, and subject to the easement and other matters referenced below.


                                    PARCEL 1

A certain parcel of land situated on the northerly side of Computer Drive in the Town of Westborough, County of Worcester, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point on the Northerly side of Computer Drive in the Town of Westborough at the Southeasterly corner of Lot 2A as shown on `Subdivision Plan of Land in Westborough, Mass. Dated July 22. 1980, Scale 1" = 100'. Prepared for Belmont Realty Trust by Mien & Dernurjian, Inc., Engineers & Land Surveyors, Boston, Mass.", said Plan recorded with said Worcester Deeds at Plan Book 481, Plan number 33, (hereinafter the Plan or the "1980 Plan") thence:

N 04(Degree) - 41' - 16" W          a distance of Seven Hundred and Eight-Five and Fifty-Five
                                    Hundredths (785.55') feet to a drill hole in a stone wall; thence

S 60(Degree) - 42' - 44" E          a distance of Seventy-Three and Forty-One Hundredths (73.41')
                                    Feet to a drill hole in a stone wall; thence

S 64(Degree) - 38' - 51" E          a distance of Two Hundred and Twenty-Nine and Seventy
                                    Hundredths (229.70') feet to a drill hole on a stone wall; thence

S 62(Degree) - 15' - 21" E          a distance of Two Hundred and Sixty-Five and Seventy-One
                                    Hundredths (265.71') feet to a drill hole on a stone wall; thence

N 56(Degree) - 03' - 39" E          a distance of One Hundred and One and Fifty Hundredths
                                    (101.50') feet to a point at the corner of said stone wall; thence

S 35(Degree) - 11' - 21" E          a distance of Six Hundred and Ninety-Five and Eight-One
                                    Hundredths (695.81') feet to a point at the corner of said stone wall; thence

S 89(Degree) - 11' = 56" W          a distance of Nine Hundred and Twenty-Seven and Eighty-Four
                                    Hundredths (927.84') feet to the point of beginning; this course
                                    Bounding the northerly side of Computer Drive.

The above parcel, shown as Lot 2B on said Plan, is shown also as Lot 2B on a plan entitled "Plan of Land in Westborough, Mass., Dated February 10, 1981, Scale 1"=100', Prepared for Belmont Realty Trust by Allen & Demurjian, Inc., Engineers and Land Surveyors," (the "1981 Plan"), said 1981 Plan recorded in Book 484, Plan 17 to confirm the measurement of the southerly line of said parcel, which measurement of 927.84 feet was omitted from the 1980 Plan.

There is excepted and excluded from the above parcel a certain parcel of land shown as Parcel A on a plan by Cullinan Engineering Co., Inc. entitled "Plan of Land Owned by Frontage Road Realty Associates - Computer Drive, Westborough, Massachusetts," dated July 16, 1982, recorded with said Deeds in Plan 524, Plan 48, bounded:

WESTERLY          by land of Computer Drive Trust, 210.00 feet;

NORTHEASTERLY     by land of Data General Corporation by two lines measuring
                           73.41 feet and 76.59 feet, respectively; and

SOUTHEASTERLY     by land of Frontage Road Realty Associates, 182.32 feet.

For Seller's title to Parcel 1, see deed recorded with Worcester Deeds in Book 7176, Page 149. The excluded parcel was conveyed by Seller by deed recorded with said Deeds in book 8354, Page 242.


                                    Parcel 2

A certain parcel of land shown as Parcel B on a plan by Cullinan Engineering Co, Inc. entitled "Plan of Land Owned by DATA GENERAL CORPORATION--Route 9, Westborough, Massachusetts", dated August 10, 1982, recorded with said Deeds in Plan Book 524, Plan 47, bounded:

SOUTHWESTERLY     by land of Frontage Road Realty Associates, by two lines
                  Measuring 32.76 feet and 265.60 feet, respectively;

NORTHEASTERLY     by land of Data General Corporation, 357.10 feet; and
SOUTHEASTERLY     and by Land of Frontage Road Realty Associates, 101.22 feet.



For Seller's title to Parcel 2, see deed recorded with Worcester Deeds in Book 8354, Page 228.

Together with the benefit of, in common with others thereto, an easement for drainage Purposes dated November 5, 1965, recorded with said Deeds in Book 4619, Page 7.

Also with the benefit of, in common with others thereto, easements for drainage
- one dated January 13, 1981 and recorded in Book 7176, Page 154; another dated February 17, 1981 and recorded in Book 7176, Page 156.

                        Easements and Other Encumbrances


1. Rights of the Commonwealth of Massachusetts to construct a ditch and discharge water as contained in an instrument dated July 17, 1920, recorded with Worcester District Deeds in Book 2526, Page 437 and an instrument dated January 7, 1931, recorded with said Deeds in Book 2536, Page 161,

2. Easement for surface water discharges dated November 12, 3955, recorded with said Deeds in Book 4619, Page 13.

3. Taking by the Commonwealth of Massachusetts Department of Public Works by Order dated August 29, 1973, recorded with said Deeds in Book 5383, Page 474.

4. Takings by the Commonwealth of Massachusetts for roads, ditches and culverts, the first dated January?, 1931, recorded with said Deeds in Book 2536, Page 93, the second dated January 7. 1931, recorded with said Deeds in Book 2536, Page 146 and the third dated July 14, 1930 and recorded with said Deeds in Book 2528, Page 148.

5. Takings by the Commonwealth of Massachusetts for the alteration of Route 9 dated March 15, 1955, recorded with said Deeds in Book 3667, Page 214.

6. A 25' easement as shown on "Easement Plan of Land in Westborough, Mass." Prepared by Allen & Demurjian, Inc. -- Engineers and Land Surveyors, Boston, Mass., dated October 14, 1980, recorded with said Deeds in Plan Book 481, Plan Number 32, said Easement being more particularly described in two instruments entitled "Grant of Easement~. each dated November12, 1980, recorded with said Deeds in book 7110, Page 173 and Book 7110, Page 180.

7. Grants of Easements dated February 17, 1981, recorded with said Deeds in Book 7176, Page 155. (also contains appurtenant rights)

8. Easement for drainage purposes dated January 13, 1981 recorded with said Deeds in Book 7176, Page 154 (also contains appurtenant rights)

9. Easement for drainage purposes dated November 5, 1965 recorded with said Deeds in Book 4619, Page 7 (appurtenant rights)

10. Rights and easements granted to Massachusetts Electric Company dated July 23, 1976 and recorded with said Deeds in Book 6010, Page 276,

11. Order of Conditions recorded with said Deeds in Book 8217, Page 67, as affected by Extension Permits recorded in Book 8217, Page 71 and Book 8416, Page 291, and further affected by a Certificate of Compliance recorded in Book 9266, Page 261.

12. Rights and easements granted to Massachusetts Electric Company dated April 25, 1985 recorded with said Deeds in Book 8703, Page 130.

                                    EXHIBIT C

                        BUILDING STANDARD SPECIFICATIONS
                             FOR ELECTRICAL CAPACITY



         Incoming Service is 13.8KV from Massachusetts Electric
         Service to the building from the Massachusetts Electric owned transformer is 480/277V AMP service to the building is 2500 AMP Electrical Outlet Service is 120/20EV, 3 phase, 4 wire


Total Capacity Connected Load 19.7 watts/s.f

                                    EXHIBIT D

                              RULES AND REGULATIONS


         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Demised Premises demised to any tenant or occupant.

         2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the Demised Premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality type, design and color, and attached in a manner, approved by Landlord.

         3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Demised Premises demised to any tenant or occupant or of the Building without the prior written consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on or stored upon any window sills.

         5. No show cases or other articles of any kind shall be put in front of or affixed to any part OF the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

         7. No tenant or occupant shall mark, , drill into, or in any way deface any part of the Building or the Demised Premises (except for hanging pictures) demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the Demised Premises demised to such tenant or occupant except in manner approved by Landlord.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Demised Premises demised to any tenant, except that bicycles shall be stored in designated racks or other suitable storage areas. No tenant shall cause or permit any unusual or objectionable odors to emanate from the Demised Premises demised to such tenant.

         9. Without the prior consent of Landlord, no space in the Building shall be used for manufacturing, or for the sale of merchandise, goods or property of any kind at auction.

         10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or

Demised Premises, whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

         11. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys, either furnished to, or otherwise procured by, such tenant, including without limitation, all parking pass keys, Building keys, office keys and keys to storage areas and toilet rooms.

         12. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

         13. Each tenant shall, at its expense, provide artificial light in the Demised Premises demised to such tenant for Landlord's agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in said Demised Premises.

         14. No Demised Premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose.

         15. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance, except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

         16. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         17. If the Demised Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its Demised Premises to be exterminated from time to time, to the satisfaction of Landlord and shall employ such exterminators therefore as shall be approved by Landlord.

         18. No Demised Premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct retail patronage of the general public in the Demised Premises demised to such tenant, or for other similar purposes.

         19. No tenant shall place, or permit to be placed on any part of the floor or floors of the Demised Premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry (i.e., first floor slab on grade and the second floor is 80 lbs per square foot live load) and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

                                    EXHIBIT E

                         FURNITURE AND CUBICLE INVENTORY


















E-1